U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 29, 1999



                                 AQUAGENIX, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      0-24490              65-0419263
(State or other jurisdiction of         (Commission        (I.R.S. Employer
         incorporation)                 File Number)      Identification  No.)



                  6500 Northwest 15th Avenue, Fort Lauderdale,
             Florida 33309 (Address of principal executive offices)

                                 (954) 975-7771
                           (Issuer's telephone number)



                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.    Other Events
           ------------

Aquagenix, Inc. has appointed Peter S. LeMay to the position of Chief Financial Officer, replacing Dean D. Marotta, who resigned from the company on March 26, 1999 for personal reasons.

Mr. LeMay has held various positions in the manufacturing, service and construction industries. His background includes over 35 years of financial management experience. He began his career with the Farrel Company, a division of USM Corporation, in Boston, Massachusetts. He started as a General Accountant and was eventually appointed Controller for this $150 million multi-plant company. From 1979 to 1993 LeMay was a principal in Felton, Reynolds, Fordon & Co., Inc., Deerfield Beach, Florida. The firm was engaged in general construction, real estate development, and engineering. In 1993 Mr. LeMay founded and was Managing Director of Global Processing Ltd., St. Johns, Antigua, a business management company providing services to the telemarketing industry. LeMay remained with Global Processing Ltd. until 1996. From February 1997 until March of this year, LeMay was with Pylon Manufacturing Corp., Deerfield Beach, Florida. He was responsible for all accounting and financial activities related to the Bracket Division of Pylon and worked closely with Aquagenix's new President and CEO, Russell Thompson.






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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     AQUAGENIX, INC.


                                     By: /s/ Russell M. Thompson
                                         ---------------------------------------
                                           Russell M. Thompson
                                           President and Chief Executive Officer